SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): September 9, 1998


                             SIGNATURE EYEWEAR, INC.
               (Exact Name of Registrant as Specified in Charter)


     California                   0-23001                    95-3876317
(State or Other Jurisdiction    (Commission                (IRS Employer
     of Incorporation)          File Number)             Identification No.)

             498 North Oak Street
            Inglewood, California                      90302
   (Address of Principal Executive Offices)           (Zip Code)

                                 (310) 330-2700
              (Registrant's Telephone Number, Including Area Code)


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ITEM 5.  OTHER EVENTS

         Reference is made to the press release of Registrant, issued on September 9, 1998, which contains information meeting the requirements of this
Item 5, and which is incorporated in this Form 8-K by this reference. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


September 9, 1998                           SIGNATURE EYEWEAR, INC.



                                            By:    /s/ Julie Heldman
                                                   -----------------
                                                   Julie Heldman, President and
                                                   Co-Chairman of the Board




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                                  EXHIBIT INDEX

Exhibits                                                             Page Number
--------                                                             -----------

99.1        Press Release of Registrant, dated September 9, 1998.         5





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                                                        Exhibit 99.1 to Form 8-K
Contact:          Michael Prince
                  Chief Financial Officer
                  (310) 330-2700

                  Robert M. Whetstone
                  Pondel Parsons & Wilkinson
                  (310) 207-9300

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

                SIGNATURE EYEWEAR ANNOUNCES STOCK BUYBACK PROGRAM

         Inglewood,  CA - September 9, 1998 - Signature  Eyewear,  Inc. (Nasdaq:
SEYE) today announced its board of directors has authorized the repurchase of up to $1.0 million of the company's common stock. The shares may be purchased from time to time on the open market at prevailing prices, subject to market conditions. Signature Eyewear has approximately 5,268,027 shares of common stock outstanding.
         "The board's action reflects its confidence in the company's long term prospects and we believe, at current market prices, that our stock represents an outstanding investment opportunity," said Julie Heldman, Signature Eyewear's president.
         Signature Eyewear is a leading designer and marketer of prescription eyeglass frames under internationally recognized brand names such as Eddie Bauer and Laura Ashley, among others. In addition to producing distinctive frame designs, the company further distinguishes itself through innovative sales and merchandising programs that are unique to the optical industry. Signature Eyewear's products are distributed in the U.S. and internationally to opticians, optometrists and ophthalmologists and sold directly to major national retail chains.
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